Preferred Apartment Communities, Inc. Announces Proposed Public Offering of Common Stock
Atlanta, GA, November 11, 2013

Preferred Apartment Communities, Inc. (NYSE MKT: APTS), or PAC, announced today that it intends to offer for sale 3,225,805 shares of its common stock in an underwritten public offering.  In connection with this offering, PAC intends to grant the underwriters a 30-day option to purchase an additional 483,871 shares of its common stock.  All shares in the offering are being offered by PAC.  The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. PAC intends to use the net proceeds from this offering, including net proceeds from any exercise by the underwriters of their option to purchase additional shares of PAC’s common stock, to repay outstanding indebtedness under PAC’s existing senior secured revolving credit facility, and any remainder for other general corporate purposes, including making investments in accordance with PAC’s investment objectives.
Wunderlich Securities, Inc. is acting as the sole book-running manager for the offering, Oppenheimer & Co. Inc. and Compass Point Research & Trading, LLC are serving as co-lead managers for the offering and National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB:NHLD), is acting as co-manager for the offering.
The securities described above are being offered by PAC pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (the "SEC"), which became effective on July 19, 2013.  A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.  Copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may be obtained from Wunderlich Securities, Inc., 6000 Poplar Avenue, Suite 150, Memphis, Tennessee 38119. Electronic copies of the prospectus supplements may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov/.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.
About Preferred Apartment Communities, Inc.
Preferred Apartment Communities, Inc. is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. Preferred Apartment Communities, Inc. has elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with its tax year ended December 31, 2011.
Forward-Looking Statements
This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current views and assumptions, and are subject to risks and uncertainties. Actual results and events may differ materially from those expressed or implied in the statements. For a discussion of these risks and uncertainties, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 15, 2013, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 filed with the SEC on May 15, 2013, August 12, 2013 and September 7, 2013, respectively, and other filings with the Securities and Exchange Commission. Forward-looking statements included herein speak only as of the date hereof and the Company undertakes no obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
In this press release, unless the context requires otherwise, "PAC," "Company," "we," "our," and "us" refers to Preferred Apartment Communities and its subsidiaries.

SOURCE: Preferred Apartment Communities, Inc.

Preferred Apartment Communities, Inc.
Leonard A. Silverstein 770-818-4147
President and Chief Operating Officer
Email: lsilverstein@pacapts.com